UNITED STATES
SECURITIES AND EXCHANGE
 COMMISSION
 WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 12, 2008

AMEDIA NETWORKS, INC.
 (Exact name of registrant as specified in its charter)

Delaware	0-22055	11-3223672
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

PO BOX 487, EATONTOWN, NEW JERSEY 07724
 (Address of principal executive offices, including Zip Code)

N/A
(Registrant's telephone number, including area code)

__________________________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

The information set forth under Item 8.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 5.02.

ITEM 8.01 OTHER EVENTS

On February 12, 2008, the board of directors of Amedia Networks, Inc. (the "Company"), determined that it had no choice but to cease all operations. The decision to cease operations is primarily attributable to the non-materialization of a market for the Company’s products, the lack of operating capital, the inability to raise additional working capital and the inability to pay creditors.

As previously reported in the Company’s Form 10-KSB for the year ended December 31, 2006 and more recently in the Company’s Form 10-QSB report for the three months ended September 30, 2007 (the “September 30, 2007 Report”) , the Company needed to raise capital on an immediate basis in order to meet its liquidity needs and to maintain operations. The Company has incurred significant operating losses for the past several years. These losses have produced operating cash flow deficiencies, and negative working capital. As previously disclosed in the September 30, 2007 Report, the Company and the holders of its secured debt have reached an agreement whereby the holders of this debt have agreed to subordinate their debt (and their lien on the company's assets that secures such debt) to providers of additional financing in an aggregate amount not to exceed $5 million. However, the Company was unable to raise any capital.

All of the Company’s assets, including its intellectual property, are subject to a security interest in favor of holders of the Company’s debentures in the aggregate principal amount of approximately $9.9 million. Under the agreements with the holders of these debentures, such holders are entitled to foreclose on their security interest. While the Company has requested instructions from the secured holders as to their desired course of action with respect to the assets and requested instructions as to the disposition of the assets, it has not been advised by such holders of their preferred course of action.

The Company’s Chief Executive Officer and board member, Mr. Frank Galuppo, resigned from all offices with the Company on February 12, 2008. The Company’s remaining employee and executive officer, Mr. J.D. Gardner, the Chief Financial Officer, will be resigning, effective immediately after the filing of this report. All of the other board members. except for Mr. Juan Mendez, have tendered their resignation since February 12, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Amedia Networks, Inc.

DATED: February 19, 2008	By:	/s/ J.D. GARDNER
J.D. GARDNER
CHIEF FINANCIAL OFFICER